Exhibit 10.3

OPTION CANCELLATION AND RELEASE AGREEMENT

This OPTION CANCELLATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between Snap Interactive, Inc., a Delaware corporation (the “Company”) and Alexander Harrington (the “Optionholder”), effective as of October 13, 2015.

WHEREAS, pursuant to that certain Nonqualified Stock Option Agreement, by and between the Company and the Optionholder, dated February 28, 2014 (the “Prior Agreement”), the Optionholder was granted stock options to purchase one million (1,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.29 per share (the “Prior Options”);

WHEREAS, the Company and the Optionholder desire to cancel all of the Prior Options as of the date hereof (the “Cancellation Date”), so that on and after the Cancellation Date, all of the Prior Options and the Prior Agreement shall be cancelled and of no further effect; and

WHEREAS, as of the date hereof, the Board of Directors of the Company (the “Board”) approved the cancellation of all of the Prior Options and the Prior Agreement by Action by Unanimous Written Consent of the Board (the “Consent”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF PRIOR OPTIONS

1.1          Cancellation of Prior Options. In exchange for the consideration described in Section 1.2 below, the Optionholder hereby agrees that the Prior Agreement and the Prior Options granted thereunder, shall be cancelled, terminated, and of no further force or effect, effective on the Cancellation Date, and neither the Company nor the Optionholder shall have any further rights or obligations with respect to the Prior Options, the Prior Agreement, or with respect to any shares of Common Stock of the Company that could have been purchased upon exercise of the Prior Options.

1.2         Payment. In exchange for the Optionholder’s agreement to cancel all of the Prior Options, the Prior Agreement and any other rights, obligations and liabilities of the Company granting the Optionholder the right to purchase shares of Common Stock or other ownership interests of the Company thereunder and the release of claims set forth in Section 1.3, the Company has granted to the Optionholder pursuant to the Consent, new stock options to purchase one million (1,000,000) full shares of Common Stock of the Company, with an exercise price equal to the fair market value of the Common Stock as of the Cancellation Date (the “New Options”), conditioned upon Optionholder’s execution of this Agreement and the Nonqualified Stock Option Agreement for the New Options, a copy of which is attached hereto as Exhibit A.

1.3          Release.

(a)         Effective as of the Cancellation Date, the Optionholder, for the Optionholder and the Optionholder’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages and liabilities in connection with any rights to acquire securities of the Company pursuant to the Prior Options, the Prior Agreement(s) and the shares of Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity or under statute, which the Optionholder or the Optionholder’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)         The Optionholder covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4         Deliveries. On the Cancellation Date, or as soon as reasonably practicable after the Cancellation Date, the Optionholder shall deliver to the Company the original Prior Agreement(s) representing the cancelled Prior Options, or, in the event the Optionholder has lost his or her original agreement, an affidavit and an indemnity agreement in a form provided by the Company.

1.5         Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.6         Representations and Warranties. The Optionholder hereby represents and warrants to the Company that:

(a)         Due Authorization; Execution and Delivery. The Optionholder has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of the Optionholder, enforceable against the Optionholder in accordance with its terms.

(b)         Ownership of Prior Options. There are no restrictions on the cancellation and termination of the Prior Options and the Prior Agreement.

MISCELLANEOUS

2.1         Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

2.2         Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.3         Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.4         Entire Agreement. This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

2.5         Law Governing. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

2.6         Jurisdiction and Venue. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of the State of New York, and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

2.7         Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionholder at the address that he most recently provided to the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionholder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

SNAP INTERACTIVE, INC.

By:	/s/ Clifford Lerner
Name:	Clifford Lerner
Title:	President of The Grade

OPTIONHOLDER

/s/ Alexander Harrington
Alexander Harrington

Address:	165 West End Avenue, #19N
New York, NY 10023

Signature Page to Option Cancellation and Release Agreement

Exhibit A

Nonqualified Stock Option Agreement for the New Options

SNAP INTERACTIVE, INC.

NONQUALIFIED STOCK OPTION AGREEMENT (1,000,000)

1.            Grant of Option. Pursuant to this Nonqualified Stock Option Agreement (1,000,000) (this “Agreement”), Snap Interactive, Inc., a Delaware corporation (the “Company”), hereby grants to

            Alexander Harrington

(the “Optionee”)

an option (the “Stock Option”) to purchase a total of one million (1,000,000) full shares (the “Optioned Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price equal to $0.08 per share (being the Fair Market Value per share of the Common Stock on the Date of Grant). The “Date of Grant” of this Stock Option is October 13, 2015. The “Option Period” shall commence on the Date of Grant and shall expire on the tenth (10th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below. The Stock Option is a nonqualified stock option. This Stock Option is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.            Definitions.

(a)         “Change in Control” shall have the meaning set forth in the Company’s 2011 Long-Term Incentive Plan.

(b)         “Code” means the Internal Revenue Code of 1986, as amended.

(c)         “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Company’s board of directors elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

(c)         “Termination of Service” occurs when the Optionee ceases to serve as an employee, an outside director, or a contractor of the Company or a subsidiary of the Company for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when the Optionee becomes an outside director or contractor or vice versa.

3.            Vesting; Time of Exercise. Except as specifically provided in this Agreement, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows:

a.            Twenty percent (20%) of the total Optioned Shares shall be vested and exercisable on the Date of Grant.

b.            An additional twenty percent (20%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on February 28, 2016, provided the Optionee is providing services to the Company on that date.

c.            An additional twenty percent (20%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on February 28, 2017, provided the Optionee is providing services to the Company on that date.

d.            An additional twenty percent (20%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on February 28, 2018, provided the Optionee is providing services to the Company on that date.

e.            The remaining twenty percent (20%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on February 28, 2019, provided the Optionee is providing services to the Company on that date.

Notwithstanding the foregoing, upon a Change in Control, (i) fifty percent (50%) of the then-unvested Optioned Shares immediately shall vest on the date of the Change in Control; and (ii) the remaining fifty percent (50%) of the then-unvested Optioned Shares shall vest on the earlier of (x) the original date such Optioned Shares would have vested under Sections 3.a.-e. above, or (y) on the first anniversary of the effective date of the Change in Control.

4.            Term; Forfeiture. Except as specifically provided in this Agreement, the unexercised portion of the Stock Option will terminate at the first of the following to occur:

a.            5 p.m. on the date the Option Period terminates;

b.            immediately upon the Optionee’s Termination of Service by the Company for Cause (as defined in that certain Executive Employment Agreement, by and between the Company and the Optionee, dated February 28, 2014, as amended from time to time);

c.            5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof; or

d.            immediately upon the Optionee’s violation of any non-compete or non-solicitation agreement entered into between the Company and the Optionee.

5.            Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Optionee, the Stock Option may be exercised only by the Optionee, or by the Optionee’s guardian or personal or legal representative. If the Optionee’s Termination of Service is due to his death prior to the dates specified in Section 4 hereof, and the Optionee has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Optionee at any time prior to the earliest of the dates specified in Section 4 hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Optionee; provided that the Stock Option shall remain subject to the other terms of this Agreement and applicable laws, rules, and regulations.

6.            No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of Common Stock shall be issued.

7.            Manner of Exercise. Subject to such administrative regulations as the Company may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (subject to Section 5), the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company; (b) by delivery of Common Stock (including restricted stock) owned by the Optionee on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Optionee has not acquired from the Company within six (6) months prior to the Exercise Date; (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; (d) by net share settlement of the Stock Option, whereby a number of shares of Common Stock that are equal in value to the aggregate exercise price and that would otherwise be issued upon exercise of the Stock Option are withheld by the Company; and/or (e) in any other form of valid consideration that is acceptable to the Company in its sole discretion. In the event that shares of restricted stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of restricted stock used as consideration therefor shall be subject to the same restrictions and provisions as the restricted stock so tendered.

Upon payment of all amounts due from the Optionee, the Company shall either cause certificates for the Common Stock then being purchased to be delivered to the Optionee (or the person exercising the Optionee’s Stock Option in the event of his death) or cause the Common Stock then being purchased to be electronically registered in the Optionee’s name (or the name of the person exercising the Optionee’s Stock Option in the event of his death), promptly after the Exercise Date. The obligation of the Company to deliver or register such shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then that portion of the Optionee’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Optionee.

8.            Nonassignability. The Stock Option is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution.

9.            Rights as Shareholder. The Optionee will have no rights as a shareholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Optionee or the registration of such shares in the Optionee’s name for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Optionee, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

10.          Adjustments and Related Matters. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of the Stock Option, then the Company shall adjust any or all of the following so that the fair value of the Stock Option immediately after the transaction or event is equal to the fair value of the Stock Option immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or other securities or property) subject to the Stock Option, (ii) the exercise price of the Stock Option; provided, however, that the number of shares of Common Stock (or other securities or property) subject to the Stock Option shall always be a whole number. The Company shall determine the specific adjustments to be made under this Section 10, and its determination shall be conclusive. Notwithstanding anything herein to the contrary, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Stock Option or this Agreement to violate Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Upon the occurrence of any such adjustment, the Company shall provide notice to the Optionee of its computation of such adjustment which shall be conclusive and shall be binding upon the Optionee.

11.          Nonqualified Stock Option. The Stock Option shall not be treated as an “incentive stock option” under Section 422 of the Code.

12.          Voting. The Optionee, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

13.          Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

14.          Optionee’s Representations. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionee are subject to all applicable laws, rules, and regulations.

15.          Investment Representation. Notwithstanding anything herein to the contrary, the Optionee hereby represents and warrants to the Company, that:

a.            The Common Stock that will be received upon exercise of the Stock Option are acquired for investment purposes only for the Optionee’s own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b.            The Optionee, alone or together with the Optionee’s representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Optionee is capable of evaluating the merits and economic risks of acquiring Common Stock upon the exercise of the Stock Option and holding such Common Stock;

c.            The Optionee has had access to all of the information with respect to the Common Stock underlying the Stock Option that the Optionee deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Stock Option;

d.            The decision of the Optionee to acquire the Common Stock upon exercise of the Stock Option for investment has been based solely upon the evaluation made by the Optionee;

e.            The Optionee understand that the Common Stock underlying the Stock Option constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. The Optionee further understands that the Common Stock underlying the Stock Option must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

f.             The Optionee acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the Stock Option and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g.           The Optionee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

16.         Optionee’s Acknowledgments. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company, upon any questions arising under this Agreement.

17.          Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

18.         No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Optionee the right to continue in the employ or to provide services to the Company or any subsidiary, whether as an employee or as a contractor or as an outside director, or interfere with or restrict in any way the right of the Company or any subsidiary to discharge the Optionee at any time.

19.          Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

20.          Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21.          Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

22.          Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

23.          Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Optionee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

24.          Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

25.          Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

26.          Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.         Notice to the Company shall be addressed and delivered as follows:

Snap Interactive, Inc.

462 7th Avenue, 4th Floor

New York, NY 10018

Attn: Cliff Lerner

b.         Notice to the Optionee shall be addressed and delivered as set forth on the signature page.

27.         Tax Requirements. The Optionee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. If required by applicable law, the Company or, if applicable, any subsidiary (for purposes of this Section 27, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. The Company may, in its sole discretion, also require the Optionee receiving shares of Common Stock to pay the Company the amount of any taxes that the Company is required to withhold, if any, in connection with the Optionee’s income arising with respect to the Stock Option. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Optionee to the Company of shares of Common Stock that the Optionee has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Optionee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

SNAP INTERACTIVE, INC.

By:
Name:
Title:

OPTIONEE:

Signature

Name:	Alexander Harrington
Address:	165 West End Avenue, #19N
New York, NY 10023

Exhibit A to Option Cancellation and Release Agreement